                           HERITAGE MEDIA CORPORATION
                               ONE GALLERIA TOWER
                          13355 NOEL ROAD, SUITE 1500
                              DALLAS, TEXAS 75240

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 25, 1995

To the stockholders of
Heritage Media Corporation:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Heritage Media Corporation (the "Company") will be held at The Westin Hotel Galleria, 13340 Dallas Parkway, Dallas, Texas, on May 25, 1995 at 9:00 A.M., local time, for the following purposes:

        (a) To elect six directors of the Company; and

        (b) For the transaction of such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on March 30, 1995, are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

    Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please date, sign and return the enclosed proxy card in the enclosed envelope (which requires no postage if mailed in the United States).

                                          By Order of the Board of Directors

                                          WAYNE KERN,
                                          SECRETARY

Dallas, Texas
April 21, 1995

                           HERITAGE MEDIA CORPORATION
                               ONE GALLERIA TOWER
                          13355 NOEL ROAD, SUITE 1500
                              DALLAS, TEXAS 75240

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 25, 1995

    This Proxy Statement is furnished to stockholders of Heritage Media Corporation, an Iowa corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 25, 1995, and at any and all adjournments or postponements thereof. Proxies in the form enclosed will be voted at the meeting, if properly executed, returned to the Company prior to the meeting and not revoked. The proxy may be revoked at any time before it is voted by giving written notice to the Secretary of the Company.

    This Proxy Statement and accompanying proxy are first being mailed on or about April 21, 1995. The Company's Annual Report covering the year ended December 31, 1994 is enclosed herewith but does not form any part of the materials for solicitation of proxies.

                       ACTION TO BE TAKEN AT THE MEETING

    At the Annual Meeting, holders of the Company's Class A Common Stock (the "Common Stock") will consider and vote for the election as directors of the Company of Messrs. James S. Cownie, Joseph M. Grant, James M. Hoak, Clark A. Johnson, Alan R. Kahn and David N. Walthall.

    Only holders of record of Common Stock at the close of business on March 30, 1995 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, the Company had issued and outstanding, and entitled to vote at the Annual Meeting, 17,670,800 shares of Common Stock. Holders of record of Common Stock are entitled to one vote per share on the matters to be considered at the Annual Meeting.

    The presence, either in person or by properly executed proxy, of the holders of record of a majority of the Common Stock is necessary to constitute a quorum at the Annual Meeting. The election as a director of each nominee set forth above requires the affirmative vote of the holders of record of a plurality of the votes cast at the Annual Meeting.

    The accompanying proxy, unless the stockholder otherwise specifies in the proxy, will be voted (i) for the election as directors of the Company of the six nominees set forth above and (ii) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof. If any other matter or business is brought before the meeting, the proxy holders may vote the proxies in their discretion. The directors do not know of any such other matter or business. Should any nominee for the Board of Directors become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election in his stead of any other person the Board of Directors may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought.

    Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. Abstentions and broker non-votes will be counted toward determining whether a quorum is present at the Annual Meeting. Votes submitted as abstentions on matters to be voted on at the Annual Meeting will be counted as votes against such matters. Broker non-votes will not count for or against the matters to be voted on at the Annual Meeting.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information as to the beneficial ownership of the Company's Common Stock as of March 30, 1995 by (i) each person who is known to beneficially own more than 5% of the Common Stock, (ii) each director of the Company, (iii) certain named executive officers and (iv) all officers and directors as a group. Unless otherwise indicated, each of the persons named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned by such person. The Company has no other classes of stock outstanding other than the Common Stock.

                                      NO. OF
       NAME AND ADDRESS(1)           SHARES(2)     PERCENT
- ----------------------------------  -----------  -----------
James M. Hoak                         1,085,876(3)        6.0%
 13355 Noel Road, Suite 1500
 Dallas, Texas 75240
James S. Cownie                         183,818(4)        1.0
David N. Walthall                       220,225         1.2
Joseph M. Grant                           6,000       *
Clark A. Johnson                          5,784       *
Alan R. Kahn                             13,457       *
Wayne W. LoCurto                          1,325       *
James J. Robinette                      --           --
Paul W. Fiddick                          85,775       *
The Equitable Companies               1,411,126         7.8
 Incorporated(5)
 787 Seventh Avenue
 New York, NY 10009
FMR Corp.(6)                          1,623,900         9.0
 Fidelity Investments
 82 Devonshire Street
 Boston, MA 02109
Janus Capital Corporation(7)            830,600         4.6
 100 Fillmore St.
 Suite 300
 Denver, Co. 80206
All officers and directors as a       1,795,141         9.9
 group (12 persons)

- ------------------------
*    Less than 1%

(1) Includes shares issuable upon exercise of stock options which are vested or will be vested prior to May 29, 1995.

(2) Excludes shares allocated to participants' accounts under the Company's Retirement Savings Plan.

(3) Includes 35,366 shares of Common Stock held by Mr. Hoak's wife and children. Mr. Hoak disclaims beneficial ownership of such shares.

(4) Includes 51,750 shares of Common Stock held by Mr. Cownie's family and charitable trust. Mr. Cownie disclaims beneficial ownership of such shares.

(5)  Based  on information contained in amended  Schedule 13G dated February 10,
     1995 filed jointly on behalf of five French mutual insurance companies, AXA
     Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances
     I.A.R.D. Mutuelle, Alpha Assurances Vie  Mutuelle and Uni Europe  Assurance
     Mutuelle,  and The Equitable Companies  Incorporated and their subsidiaries
     (the  "Equitable  Group").  The  Equitable   Group  has  sole  voting   and
     dispositive  power with  respect to 1,407,875  of the  shares indicated and shares dispositive power with respect to 3,251 of the shares indicated.

(6)  Based on information contained in Schedule 13G dated February 14, 1995. FMR
     Corp has the sole dispositive power with respect to all of the shares indicated and has sole voting power with respect to 34,000 of the shares indicated.

(7)  Based on information contained  in amended Schedule  13G dated February  9,
     1995   filed  jointly  on  behalf  of  Janus  Capital  Corporation  ("Janus
     Capital"), Thomas H.  Bailey and  Janus Venture Fund  (the "Janus  Group").
     Each  of Janus  Capital and Janus  Venture Fund is  a registered investment advisor. Mr. Bailey owns approximately 12.2% of Janus Capital and serves as
     President and Chairman of  the Board of  Janus Capital and  as a result  of such  stock ownership and positions may  be deemed to exercise control over
     Janus Capital. The Janus  Group does not have  sole dispositive and  voting power  with respect to  any of the  shares indicated and  shares voting and dispositive power with respect to all of the shares indicated.

                        DIRECTORS AND EXECUTIVE OFFICERS

GENERAL

    A brief description of each director and executive officer of the Company is provided below. Directors hold office until the next annual meeting of the stockholders or until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors.

    JAMES M. HOAK, 51, has served as Chairman of the Board of the Company since August 1987. Mr. Hoak has also served as Chairman of Cypress Capital Corporation (a private investment company) since September 1991, and as Chairman and President of James M. Hoak & Co. (an investment banking company) and Hoak Securities Corp. (a securities broker-dealer) since 1995. Mr. Hoak served as Chairman and Chief Executive Officer of Crown Media, Inc. (a cable television company) from 1991 to 1995. Mr. Hoak is a director of Airgas, Inc., Midwest Resources, Inc., Pier 1 Imports, Inc., Sun Coast Industries, Inc. and Texas Industries, Inc.

    DAVID N. WALTHALL, 49, has served as President, Chief Executive Officer and a director of the Company since August 1987.

    PAUL W. FIDDICK, 45, has served as Executive Vice President and President, Radio Group of the Company since August 1987.

    WAYNE W. LOCURTO, 51, has served as an Executive Vice President of the Company and as President, Actmedia since November 1989.

    JAMES J. ROBINETTE, 61, has served as Executive Vice President and President, Television Group of the Company since August 1987.

    WAYNE KERN, 62, has served as Senior Vice President and Secretary of the Company since 1987. From July 1991 to March 1995, Mr. Kern also served as Executive Vice President of Crown Media, Inc. From 1985 to 1991, Mr. Kern served as the Executive or Senior Vice President, General Counsel and Secretary of Heritage Communications, Inc. ("HCI"), a diversified communications company.

    JAMES P. LEHR, 47, has served as Vice President -- Administration, Controller and Assistant Secretary of the Company since December 1987.

    DOUGLAS N. WOODRUM, 37, has served as Vice President, Finance since January 1995. Mr. Woodrum served as Vice President, Development and Treasurer of the Company since August 1987.

    JAMES S. COWNIE, 50, served as the President and a director of HCI from August 1987 until December 1990. Since March 1991, Mr. Cownie has been the Chairman of the corporate partner of New Heritage Associates (a cable television firm unaffiliated with the Company). Mr. Cownie was elected as a director of the Company in July 1989.

    JOSEPH M. GRANT, 56, has served as the Senior Vice President and Chief Financial Officer of Electronic Data Systems, Inc. (an information technology company) since December 1990. From 1989 to 1990, Mr. Grant served as the
Executive Vice President and Chief Systems Officer for American General Corporation (a life insurance, real estate and consumer finance company). Mr. Grant has been a director of the Company since June 1992.

    CLARK A. JOHNSON, 64, has served as the Chairman and Chief Executive Officer of Pier 1 Imports, Inc. (a specialty retailer of home furnishings) since 1988 and was President of such company from 1985 to 1988. Mr. Johnson has been a director of the Company since March 1990. He also serves as a director of Actava, Inc., Albertson's, Inc., AnaComp, Inc. and Intertan, Inc.

    ALAN R. KAHN, 55, is a business consultant and private investor and was President of Sun Country Industries, Inc. (a beverage distributor) from 1984 to 1988. Mr. Kahn has been a director of the Company since August 1987.

    The Board of Directors held nine meetings in 1994. No director attended fewer than 75% of the meetings of the Board (and any committees thereof) which they were required to attend.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Executive Committee, comprised of Messrs. Hoak (Chairman), Kahn and Walthall, is empowered to exercise all authority of the entire Board, subject to certain exceptions (primarily statutory) relating generally to such matters as mergers, sales of assets, sales of capital stock, bylaw amendments and changes to the membership of the Board. The Executive Committee did not meet independently from the Board of Directors during 1994.

    The Compensation Committee, comprised of Messrs. Cownie, Grant and Kahn, met once during 1994. Reference is made to the separate report of the Compensation Committee set forth elsewhere herein.

    The Audit Committee, comprised of Messrs. Cownie, Grant, Johnson and Kahn (Chairman), is empowered to recommend to the Board the appointment of the Company's independent public accountants and to periodically meet with such accountants to discuss their fees, audit and non-audit services, and the internal controls and audit results for the Company. The Audit Committee also is empowered to meet with the Company's accounting personnel to review accounting policies and reports. The Audit Committee met once during 1994.

COMPENSATION OF DIRECTORS

    Each director who is not an officer or employee of the Company receives, in addition to the basic annual fee of $15,000, $1,000 per Board meeting (or committee meeting not in conjunction with a Board meeting) held in person or $200 if the meeting is held by telephone. Any non-employee director may elect to defer such fees for later payment with an interest equivalent or invest such fees in shares of the Company's Common Stock. When first elected, directors who are not officers or employees of the Company are granted options (vesting in full after two years of service and expiring ten years after the date of grant) to acquire 2,000 shares of Common Stock at the fair market value of such stock on the date of grant. Thereafter, options to purchase an additional 2,000 shares of Common Stock are granted annually.

SUMMARY OF EXECUTIVE COMPENSATION

    The following table sets forth information concerning cash compensation paid or accrued by the Company during the three years ended December 31, 1994 to or for the Company's chief executive officer and the four other highest compensated executive officers of the Company.

                                                                               SECURITIES
      NAME AND                                                OTHER ANNUAL     UNDERLYING       ALL OTHER
 PRINCIPAL POSITION      YEAR       SALARY      BONUS(1)    COMPENSATION(2)   OPTIONS/SARS   COMPENSATION(3)
- ---------------------  ---------  -----------  -----------  ----------------  -------------  ----------------
Mr. Walthall                1994  $   337,000  $   269,600    $    --             50,000(4)     $    4,500
 CEO and Pres.              1993      300,171      273,151         --             50,000             4,497
                            1992      304,046      136,702         --             83,561             7,912
Mr. LoCurto(5)              1994      275,000      165,000         --             30,000(4)          4,500
 Exec. V.P.                 1993      258,889      160,500         --             20,000             4,497
                            1992      250,732       60,500         --             41,823               -0-
Mr. Hoak                    1994      240,000      120,000         --             35,000(4)          4,500
 Chairman                   1993      240,923      125,794         --              2,000             4,497
                            1992      300,000       34,557         --             75,920               -0-
Mr. Robinette               1994      210,000      147,000         --              --                4,500
 Exec. V.P.                 1993      195,089      149,400      115,466            --   (4)          4,497
                            1992      178,346      110,968         --             9,207              7,912
Mr. Fiddick                 1994      193,550      116,130         --             20,000(4)          4,500
 Exec. V.P.                 1993      175,019      117,750         --             14,000             4,497
                            1992      176,323       93,956         --             19,769             7,912

- ------------------------
(1)  Bonus for 1994 paid in 1995.

(2) Unless otherwise indicated, the dollar value of perquisites and other personal benefits for each of the named executive officers was less than the established reporting thresholds. The amount indicated in 1993 for Mr. Robinette includes $98,941 of moving expenses.

(3) Amounts reflected represent the Company's contribution to its defined contribution plan on behalf of the named executive officers.

(4)  Reflects options exchanged pursuant to the 1992 Option Exchange Program.

(5) In 1991, Mr. LoCurto was granted 10,000 units under the Actmedia Stock Appreciation Rights Plan of 1990. Pursuant to this plan, certain executive officers of the Company's Actmedia, Inc. subsidiary received grants of phantom equity units reflecting the fair market value of the common share equity of Actmedia. Persons who received grants of such units were entitled to receive in 1995 cash or shares of the Company's Common Stock in an amount equal to the difference between the value per unit on December 31, 1994 and the base value on the date of grant with respect to all vested units.

STOCK OPTIONS

    In 1987, the Company adopted the Amended and Restated Option Plan (the "Option Plan"), which was subsequently amended in 1989 and 1993. Under the Option Plan, non-qualified stock options for up to 1,500,000 shares of Common Stock may be granted to officers, directors and key employees of the Company and its subsidiaries at a price at least equal to fair market value at the date of grant, unless waived by the Board of Directors. An optionee may not receive a grant in excess of 100,000 shares of Common Stock in any calendar year. Options granted under the Option Plan vest in full after two years of employment and are exercisable for not more than 10 years from the date of grant.

    The following table sets forth certain information with respect to the options granted during the year ended December 31, 1994 to the executive officers named in the above compensation table:

                                    INDIVIDUAL GRANTS
- -----------------------------------------------------------------------------------------
                                                      PERCENT OF
                                                         TOTAL                             POTENTIAL REALIZABLE VALUE
                                                        OPTIONS                            AT ASSUMED ANNUAL RATES OF
                                          OPTIONS/    GRANTED TO    EXERCISE                STOCK PRICE APPRECIATION
                                            SARS       EMPLOYEES     OR BASE                  FOR OPTION TERM (1)
                                           GRANTED     IN FISCAL      PRICE    EXPIRATION  --------------------------
NAME                                         (#)         YEAR        ($/SH)       DATE        5%($)        10%($)
- ----------------------------------------  ---------  -------------  ---------  ----------  -----------  -------------
Mr. Walthall............................     50,000         15.8%   $   24.25    12-14-04  $   845,077  $   2,141,591
Mr. LoCurto.............................     30,000          9.5        24.25    12-14-04      507,046      1,284,954
Mr. Hoak................................     35,000         11.1        24.25    12-14-04      591,554      1,499,114
Mr. Robinette...........................     --           NA           NA          NA          NA            NA
Mr. Fiddick.............................     20,000          6.3        24.25    12-14-04      338,031        856,637

- ------------------------
(1) The assumed annual appreciation rates are disclosed pursuant to the rules of the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's Common Stock.

    The following table sets forth certain information with respect to the options exercised by the executive officers named in the above compensation table during the year ended December 31, 1994 or held by such persons at December 31, 1994:

                                                          NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                   SHARES                OPTIONS AT DECEMBER 31,        IN-THE-MONEY OPTIONS
                                  ACQUIRED                         1994               AT DECEMBER 31, 1994(1)
                                     ON        VALUE    --------------------------  ----------------------------
NAME                              EXERCISE   REALIZED   EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- --------------------------------  ---------  ---------  -----------  -------------  -------------  -------------
Mr. Walthall....................     --         --          83,561        100,000   $   1,578,470   $   537,500
Mr. LoCurto.....................     --         --          41,823         50,000         792,041       241,250
Mr. Hoak........................     --         --          75,920         37,000       1,401,675       108,125
Mr. Robinette...................     --         --          --            --             --             --
Mr. Fiddick.....................     --         --          29,275         34,000         557,098       166,250

- ------------------------
(1) Based upon the closing price of the Common Stock of the Company on December 31, 1994, which price was $26.88 per share.

CERTAIN FILINGS

    Under the securities laws of the United States, the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates have been established for these reports, and the Company is required to disclose in this proxy statement any failure to file by these dates. All of these filing requirements were satisfied during 1994.

                            STOCK PRICE PERFORMANCE

    Set forth below is a line graph indicating the stock price performance of the Company's Common Stock for the five years ended December 31, 1994, as contrasted with (i) the Standard & Poor's 500 Stock Index and (ii) a peer group of publicly traded companies with operations in television and radio broadcasting and in-store marketing with market capitalizations similar to the Company's. The following companies comprise the peer group index: Catalina Marketing Corporation; Citicasters; Clear Channel Communications, Inc.; Granite Broadcasting Corporation; In-Store Advertising, Inc.; Osborn Communications Corporation; and Outlet Communications, Inc. The graph assumes that $100 was invested at the beginning of the period and that any dividends paid during the period were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                        1989       1990       1991       1992       1993       1994
Heritage Media              100        112        112         69        159        215
S&P 500                     100         97        126        136        150        152
Peer Group Index (2)        100         59         59         79        146        168

                            STOCKHOLDERS' PROPOSALS

    Any proposals that stockholders of the Company desire to have presented at the 1995 annual meeting of stockholders must be received by the Company at its principal executive offices no later than December 22, 1995.

                                 MISCELLANEOUS

    The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors and regular officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

    Representatives of KPMG Peat Marwick, the Company's independent auditors, are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire and to be available to respond to appropriate questions.

                                          By Order of the Board of Directors

                                          WAYNE KERN
                                          SECRETARY
Dallas, Texas
April 21, 1995

                      REPORT OF THE COMPENSATION COMMITTEE

    The Company's Compensation Committee is empowered to review, and to recommend to the full Board of Directors, the annual compensation, long term incentive plans and compensation procedures for all executive officers of the Company. In carrying out these responsibilities, the Committee evaluates numerous factors including the Company's financial performance in relation to the goals established by the Board, the individual contribution of each executive officer, competitive compensation practices within the industry and general economic inflationary factors. The base salary component of executive officer compensation is primarily determined by reference to the individual contribution of each officer. The annual cash bonus component is based solely upon the achievement of targeted cash flow levels by the Company or, where applicable, by specific operating segments of the Company. All targeted cash flow levels are reviewed and approved by the Compensation Committee at the beginning of each fiscal year. The long-term incentive plan of the Company consists of grants under the Company's stock option plan and (in the case of Mr. LoCurto) participation in the Actmedia stock appreciation rights plan. The level of stock option grants to executive officers is based upon their performance relative position and responsibilities in the Company.

    The base salary levels for executive officers of the Company were increased 8% in 1994 over 1993. During 1994, the Company achieved approximately 109% of targeted cash flows, which represented a 32% increase over the cash flow achieved in 1993. As a result, annual bonuses, which were based upon specific formulae relating to cash flow levels, represented approximately 35% of cash compensation received by the executive officers for 1994. In 1994 the Company granted options to purchase 150,000 shares of the Company's common stock to the executive officers of the Company. These stock option grants reflected the improved financial performance of the Company and the achievement of several operating and financial goals established by the Board.

    Mr. Walthall's base salary for fiscal 1994 was $337,000, an increase from $300,000 in the prior year. The Committee recommended this increase to recognize Mr. Walthall's contribution toward (i) the 26% increase in cash flow of the Company in 1993, (ii) the 130% increase in the Company's common stock price during 1993 and (iii) the relative position of the Company's three business groups in their industries. The Committee was also cognizant of the generally higher level of base salaries paid to chief executive officers of comparable companies. Mr. Walthall's 1994 bonus which was paid in 1995 represented approximately 44% of his total cash compensation for 1994 and was based entirely upon the achievement by the Company of 109% of the targeted cash flow level.

                                                  Compensation Committee

                                                  James S. Cownie
                                                  Alan R. Kahn
                                                  Joseph M. Grant

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
ELECTION OF DIRECTORS     FOR all nominees                WITHHOLD AUTHORITY to vote                      EXCEPTIONS / /
                          listed below      / /           for all nominees listed below  / /

  Nominees: James S. Cownie, Joseph M. Grant, James M. Hoak, Clark A. Johnson, Alan R. Kahn and David N. Walthall
  Instruction: To withhold authority to vote for any individual nominee mark the "EXCEPTIONS" box and write that nominee's name on the line provided below.
  EXCEPTIONS __________________________________________________________________________________________________________________


The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.



Please check the box at right if you plan on attending the Annual Meeting.  / /
                                                                                                   ADDRESS CHANGE AND/OR
                                                                                                   COMMENTS MARK HERE       / /


                                                                               Please date the proxy and sign your name exactly
                                                                               as it appears hereon. When there is more than one
                                                                               owner, each should sign. When signing as an
                                                                               attorney, administator, executor, guarantor or
                                                                               trustee, please add your title as such. If
                                                                               executed by a corporation, the proxy should
                                                                               be signed by a duly authorized officer. Please
                                                                               sign the proxy and return it promptly whether or
                                                                               not you expect to attend the meeting. You may
                                                                               nevertheless vote in person if you do attend.

                                                                               Dated ____________________________________, 1995

                                                                               ________________________________________________
                                                                                                   Signature

                                                                               ________________________________________________
                                                                                          (Signature if held jointly)
                                                                               VOTES MUST BE INDICATED
                                                                               (X) IN BLACK OR BLUE INK.  / /
Please Sign, Date and Return Card Promptly Using the Enclosed Envelope.





                                                               PROXY
                                                    HERITAGE MEDIA CORPORATION

                                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


           The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Heritage
     Media Corporation (the "Company") to be held on May 25, 1995, at 9:00 a.m., local time, and the Proxy Statement in connection therewith, and (b) appoints David N. Walthall and James M. Hoak, or each of them, his proxies, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of capital stock (of every class) of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment thereof, and the undersigned directs that his proxy be voted as specified on the reverse side.

           If more than one of the proxies listed above shall be present in person or by substitute at the meeting or any adjournment thereof, the majority of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

           THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE
     VOTED FOR ALL NOMINEES FOR DIRECTORS.

     (Continued, and to be signed and dated on the reverse side.)
                                                                         HERETAGE MEDIA CORPORATION
                                                                         P.O. BOX 11151
                                                                         NEW YORK, N.Y. 10203-0151

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